 As filed with the Securities and Exchange Commission on October 7, 2022

 Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ITERUM THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1283148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Fitzwilliam Court, 1st Floor

Leeson Close,

Dublin 2,

Ireland

+353 1 6694820

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Corey N. Fishman

President and Chief Executive Officer

200 South Wacker Dr., 31st Floor

Chicago, IL 60606

(312) 778-6070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Brian A. Johnson

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: (212) 230-8800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to

Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus covering the offering, issuance and sale by us of up to $100,000,000 of our debt securities, ordinary shares, preferred shares, subscription rights, purchase contracts, units and/or warrants from time to time in one or more offerings; and

•	a sales agreement prospectus covering the offering, issuance and sale by us of up to $16,000,000 of our ordinary shares that may be issued and sold under an at the market offering agreement with H.C. Wainwright & Co., LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The amount of ordinary shares that may be offered, issued and sold by us under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 7, 2022.

 PROSPECTUS

ITERUM THERAPEUTICS PLC

$100,000,000

Debt Securities

Ordinary Shares

Preferred Shares

Subscription Rights

Purchase Contracts

Units

Warrants

______________

We may offer and sell securities from time to time in one or more offerings of up to $100,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, or our public float, in any 12-month period, so long as our public float remains below $75,000,000. Our public float, as of the filing date of this prospectus, was approximately $50,607,493, based on 12,049,403 ordinary shares issued and outstanding and held by non-affiliates, and a per share price of $4.20 based on the last reported sale price of our ordinary shares on August 15, 2022.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “ITRM”.

______________

Investing in these securities involves certain risks. See the “Risk Factor Summary” and “Risk Factors” sections included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

______________

The date of this prospectus is                   , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference,” each beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

When we refer to “Iterum”, “we”, “our”, “us” and the “Company” in this prospectus, we mean Iterum Therapeutics plc and its consolidated subsidiaries, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.iterumtx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

Incorporation by Reference

The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring you to those publicly available documents. Any information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 001-38503) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial filing of the registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 28, 2022;

•

the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive Proxy Statement for our 2022 Annual General Meeting of Shareholders, as filed with the SEC on April 25, 2022;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, as filed with the SEC on May 13, 2022;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, as filed with the SEC on August 12, 2022;

•	our Current Reports on Form 8-K as filed with the SEC on June 16, 2022, July 8, 2022, July 11, 2022, July 28, 2022, August 19, 2022, and September 19, 2022; and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A as filed with the SEC on May 22, 2018, as the description therein has been updated and superseded by the description of our share capital contained in Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 12, 2021, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Iterum Therapeutics plc

Attention: Investor Relations

Fitzwilliam Court, 1st Floor

Leeson Close,

Dublin 2,

Ireland

+353 1 6694820

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” or similar expressions.  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally. These forward-looking statements include, but are not limited to, statements about:

•	our use of cash reserves;

•

the design, initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs including the planned clinical trial and non-clinical development to be conducted in response to the Complete Response Letter, or CRL, received from the U.S. Food and Drug Administration in July 2021 in connection with our New Drug Application, or NDA, for oral sulopenem;

•	our ability to resolve the issues set forth in the CRL and resubmit our NDA;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the potential advantages of our product candidates;

•	the timing or likelihood of regulatory filings and approvals, including with respect to the potential resubmission of our NDA for oral sulopenem;

•	the commercialization of our product candidates, if approved;

•	our manufacturing plans;

•	our sales, marketing and distribution capabilities and strategy;

•	market acceptance of any product we successfully commercialize;

•	the pricing, coverage and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business and product candidates;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to defend and enforce any such intellectual property rights;

•	our ability to enter into strategic arrangements, collaborations and/or commercial partnerships in the United States and other territories and the potential benefits of such arrangements;

•	our estimates regarding expenses, capital requirements and needs for additional financing;

•	our expectations regarding how far into the future our cash on hand will fund our ongoing operations;

•	our financial performance;

•	developments relating to our competitors and our industry;

•

the impact of COVID-19, including the responsive measures taken by governmental authorities and others, on our clinical trials, on regulatory approval, on future commercialization of, and future demand for, our products, available funding, our operations and the economy in general, which may precipitate or exacerbate other risks and/or uncertainties;

•	our ability to maintain compliance with listing requirements of the Nasdaq Capital Market; and

•

the outcome, impact, effects and results of our evaluation of corporate, strategic, financial and financing alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, strategic, financial or financing alternative and our ability to complete one at all.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements inherently involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors, risk factor summary and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date when made. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

This prospectus and the documents incorporated by reference herein also contain industry, market and competitive position data from our own internal estimates and research as well as industry and general publications and research surveys and studies conducted by third parties. Industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. The industry in which we operate is subject to a high degree of uncertainty and risks due to various factors, including those described in the section titled “Risk Factors”.

In addition, statements that “we believe” and similar statements contained or incorporated by reference herein reflect our beliefs and opinions on the relevant subject. These statements are based upon information that was available to us as of the date such statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

ITERUM THERAPEUTICS PLC

We are a clinical stage pharmaceutical company dedicated to developing and commercializing sulopenem to be potentially the first oral branded penem available in the United States and the first and only oral and intravenous (IV) branded penem available globally. Penems, including thiopenems and carbapenems, belong to a class of antibiotics more broadly defined as ß-lactam antibiotics, the original example of which was penicillin, but which now also includes cephalosporins. Sulopenem is a potent, thiopenem antibiotic delivered intravenously which is active against bacteria that belong to the group of organisms known as gram negatives and cause urinary tract and intra-abdominal infections. We have also developed sulopenem in an oral tablet formulation, sulopenem etzadroxil-probenecid, which we refer to herein as oral sulopenem. We believe that sulopenem and oral sulopenem have the potential to be important new treatment alternatives to address growing concerns related to antibacterial resistance without the known toxicities of some of the most widely used antibiotics, specifically fluoroquinolones.

Our principal executive offices are located at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland and our telephone number is +353 1 6694820. Our U.S. headquarters are located at 200 South Wacker Drive, 31st Floor, Chicago, IL 60606, and our telephone number is (312) 778-6070.

RISK FACTORS

Investing in our securities involves a high degree of risk. See the “Risk Factor Summary” and “Item 1A—Risk Factors” sections in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and other general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include regulatory costs, manufacturing and commercialization expenses, research and development costs, the acquisition or licensing of other products, businesses or technologies, payment of milestones and other contractual obligations and capital expenditures. Pending their use, we may invest the net proceeds in interest-bearing, investment-grade securities, certificate of deposit or government securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Iterum Therapeutics plc may offer and sell from time to time. We will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Iterum Therapeutics plc excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or share capital, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•

the successor entity, if any, is a corporation, limited liability company, limited company, partnership, trust or similar entity in the United States, Ireland, Switzerland, the United Kingdom or any member state of the European Union;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our place of incorporation or form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as a separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into ordinary shares, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights.  We will describe the terms upon which senior debt securities may be convertible into our ordinary shares or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of our ordinary shares or other securities issuable upon conversion.

No Personal Liability of Incorporators, Shareholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our Memorandum and Articles of Association, or our Constitution, and applicable provisions of the Irish Companies Act 2014, or the Irish Companies Act. You should read our Constitution including our Articles of Association, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Capital Structure - Authorized and Issued Share Capital

Our authorized share capital consists of 20,000,000 ordinary shares of $0.01 nominal value each and 100,000,000 undesignated preferred shares of $0.01 nominal value each. As of September 30, 2022, 12,233,374 ordinary shares were outstanding and no preferred shares were outstanding.

We may issue shares subject to the maximum authorized share capital contained in our Constitution. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”) (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

The rights and restrictions to which the ordinary shares are subject are prescribed in our Articles of Association. Our Articles of Association entitle our board of directors, without shareholder approval, to determine the terms of our preferred shares. Preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option and may be convertible into or exchangeable for shares of any of our other class or classes, depending on the terms of such preferred shares.  The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, our Articles of Association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Issuance of Shares

As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares for cash without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Our board of directors is authorized pursuant to a shareholder resolution passed on January 28, 2021 to issue new ordinary or preferred shares up to the amount of the authorized but unissued share capital as at that date for cash without shareholder approval up to January 26, 2026.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we have opted out of these pre-emption rights by way of shareholder resolution passed on January 28, 2021 as permitted under Irish company law. Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a “special resolution”) and our current opt-out will expire on January 26, 2026.  If the opt-out is not renewed, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee share option or similar equity plan.

Our Articles of Association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the Articles of Association. We are subject to the rules of the Nasdaq Capital Market that require shareholder approval of certain equity plans and share issuances. Our board of directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share based grant must be paid pursuant to the Irish Companies Act.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, so far as not previously utilized by distribution or capitalization, less accumulated realized losses of a company, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction, on a standalone basis. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the undenominated capital, the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that we are prohibited from distributing by applicable law.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of the company. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of the company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. The “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of the distribution.

Consistent with Irish law, our Articles of Association authorize the directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. Dividends may be paid in U.S. dollars or any other currency.

Our directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

Our directors may also authorize the issuance of shares with preferred rights to participate in our declared dividends. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Our Articles of Association provide that, in general, any ordinary share which we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described below under “Repurchases and Redemptions”.  If our Articles of Association did not contain such provisions, all repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “—Purchases by Subsidiaries” including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by us pursuant to the Articles of Association or the purchase of our ordinary shares by a subsidiary of the Company, in each case in accordance with our Articles of Association and Irish law as described below.

Repurchases and Redemptions

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves (which are described above under “Dividends”) or, if the company proposes to cancel the shares on redemption, the proceeds of a new issue of shares for that purpose. The redemption of redeemable shares may only be made by us where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the company. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury.  Based on the provisions of our articles described above, shareholder approval will not be required to redeem our shares.

We may also be given an additional general authority by our shareholders to purchase our own shares on-market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors may also issue preferred shares or other classes or series of shares which may be redeemed at either our option or the option of the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized and Issued Share Capital.”

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, an Irish or non-Irish subsidiary of the Company may purchase our shares either as overseas market purchases on a recognized stock exchange such as the Nasdaq or off-market. For a subsidiary of ours to make market purchases of our shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular market purchase by a subsidiary of our shares is required.  We may elect to seek such general authority, which must expire no later than 18 months after the date on which it was granted, at our annual general meetings.

For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and from the date of the notice of the meeting at which the resolution approving the contract is proposed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The Nasdaq Capital Market, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares of ours, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary of ours must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Articles of Association provide that we will have a first and paramount lien on every share for all debts and liabilities of any shareholder to the company, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the Articles of Association of an Irish company limited by shares and will only be applicable to our shares that have not been fully paid up. See “—Transfer and Registration of Shares”.

Consolidation and Division; Subdivision

Under our Articles of Association, we may, by ordinary resolution (unless the directors determine otherwise), divide all or any of our issued share capital into shares of smaller nominal value than our existing shares (often referred to as a share split) or consolidate all or any of our issued share capital into shares of larger nominal value than is fixed by our memorandum of association

(often referred to as a reverse share split), provided that the proportion between the amount paid for such share and the amount, if any, unpaid on each reduced share after the subdivision remains the same.

Reduction of Share Capital

We may, by ordinary resolution (unless the directors determine otherwise), reduce our authorized but unissued share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

Annual General Meetings of Shareholders

We are required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland, provided that technological means are provided to enable shareholders to participate in the meeting without leaving Ireland.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles of Association provide for a minimum notice period of 21 clear days (i.e., 21 days excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect), which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are (i) the consideration of the statutory financial statements, report of the directors, and report of the statutory auditors, (ii) review by the members of the company’s affairs and (iii) the appointment or re-appointment of the statutory auditors.

At any annual general meeting, only such business may be conducted as has been brought before the meeting:

•	in the notice of the meeting;
•	by or at the direction of the board of directors;
•	in certain circumstances, at the direction of the Irish High Court;
•	as required by law; or
•	that the chairman of the meeting determines is properly within the scope of the meeting.

In addition, and subject to compliance with our Articles of Association, shareholders entitled to vote at an annual general meeting may propose business in advance of the meeting to be considered thereat.

Extraordinary General Meetings of Shareholders

Our extraordinary general meetings may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of our paid up share capital carrying voting rights, (iii) in certain circumstances, on requisition of our auditors; or (iv) in exceptional cases, by order of the Irish High Court.

Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business will be conducted as is set forth in the notice thereof or is proposed pursuant to and in accordance with the procedures and requirements set out in our Articles of Association.

Notice of an extraordinary general meeting must be given to all of our shareholders and to our auditors. Under Irish law and our Articles of Association, the minimum notice periods are 21 clear days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

If the board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that the fact is known to a director to be held not later than 56 days from such date.  This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more members whose name is entered in the register of members of the Company as a registered holder of shares present in person or by proxy at any meeting of shareholders holding not less than a majority of the issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.

Voting

Our Articles of Association provide that all votes at a general meeting will be decided on a poll and that the board or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our Articles of Association, which provide that our board of directors may permit shareholders to notify us of their proxy appointments electronically.

In accordance with our Articles of Association, our directors may from time to time authorize the issuance of preferred shares or any other class or series of shares. These shares may have such voting rights as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be satisfied in the terms of such shares). Treasury shares or shares of ours that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the objects as contained in our memorandum of association;
•	amending our Articles of Association;
•	approving a change of name;
•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit;
•	transaction to a director or connected person;
•	opting out of pre-emption rights on the issuance of new shares;
•	re-registration from a public limited company to a private company;
•	purchase of own shares off-market;
•	reduction of issued share capital;
•	sanctioning a compromise/scheme of arrangement;
•	resolving that the company be wound up by the Irish courts;
•	resolving in favor of a shareholders’ voluntary winding-up;
•	re-designation of shares into different share classes;
•	setting the re-issue price of treasury shares; and
•	variation of class rights attaching to classes of shares (where our Articles of Association do not provide otherwise).

Neither Irish law nor any of our constituent documents places limitations on the right of non-resident or foreign owners to vote or hold our shares.

Variation of Rights Attaching to a Class or Series of Shares

Under our Articles of Association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

The provisions of our Articles of Association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Record Date

Our Articles of Association provide that the board may fix in advance a date as the record date (i) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not be more than 60 days before the date of such meeting, and (ii) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not be more than 60 days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

If no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under our Articles of Association will be the record date for such determination of members.

Shareholder Proposals

Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting of a U.S.-listed company, other than as set out in the Articles of Association of a company. Under our Articles of Association, in addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our corporate secretary.

To be timely for an annual general meeting, a shareholder’s notice to our secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at our registered office (i) with respect to our first annual general meeting as a public limited company, not later than the 10th day following the day on which public announcement of the date of such annual general meeting is made and (ii) with respect to all other annual general meetings not less than 90 days nor more than 120 days before the first anniversary of the notice convening our annual general meeting for the prior year. In the event that the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the preceding year’s annual general meeting, notice by the member must be so delivered by close of business on the day that is not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (a) 90 days prior to the day of the contemplated annual general meeting or (b) 10 days after the day on which public announcement of the date of the contemplated annual general meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

To be timely for business or nominations of a director at an extraordinary general meeting, notice must be delivered, or mailed and received not less than 90 days nor more than 120 days prior to the date of such extraordinary general meeting or, if the first public announcement of the date of the extraordinary general meeting is less than 100 days prior to the date of the meeting, by close of business 10 days after the day on which the public announcement of the date of the extraordinary general meeting is first made by us.

For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of our shares. The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in our Articles of Association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.

Shareholders’ Suits

In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go unredressed. The cause of action may be against a director, another person or both.

A shareholder may also bring proceedings against us in his or her own name where the shareholder’s rights as such have been infringed or where our affairs are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Irish Companies Act and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of our Constitution; (ii) inspect and obtain copies of the minutes of general meetings and any resolutions; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (iv) inspect copies of directors’ service contracts; (v) inspect copies of instruments creating charges; (vi) receive copies of statutory financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (vii) receive financial statements of a subsidiary company of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law with the notice of annual general meeting and must be presented to our shareholders at our annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

•

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of (i) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, and (ii) representing 75% in value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings.  A scheme of arrangement, if authorized by the shareholder of each participating class or series and the court, is binding on all of the shareholders of each participating class or series;

•

through a tender or takeover offer by a third party, in accordance with the Irish Takeover Rules and the Irish Companies Act, for all of our shares. Where the holders of 80% or more of our shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders may also be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise its “squeeze-out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such term as an Irish court, on application of the bidder or non-tendering shareholder, may order. If our shares were to be listed on Euronext Dublin, or another regulated stock exchange in the European Union, the aforementioned 80% threshold would be increased to 90%;

•

by way of a transaction with a company incorporated in the European Economic Area which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA) under the European Communities (Cross-Border Mergers) Regulations 2008 (as amended). Such a transaction must be approved by a special resolution and by the Irish High Court. If we are being merged with another EEA company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value; and

•	by way of a merger with another Irish company under the Irish Companies Act which must be approved by a special resolution and by the Irish High Court.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If we are being merged as the transferor company with another EEA company under the European Communities (Cross-Border Merger) Regulations 2008 (as

amended) or if we are being merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company.  Our shareholders must therefore make such a notification to us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or if, as a result of a transaction, a shareholder who was interested in 3% or more of our shares ceases to be so interested. Where a shareholder is interested in 3% or more of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to us within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, under the Irish Companies Act, we may by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, will be void;
•	no voting rights will be exercisable in respect of those shares;
•	no further shares will be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and
•	no payment will be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1.0% or more.

Irish Takeover Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer;

•

where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;
•

false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that he or she can fulfil in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and
•

a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other of our voting rights may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would (i) increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of our voting rights, or (ii) in the case of a person holding (together with its concert parties) shares representing 30% or more of our voting rights, after giving effect to the acquisition, increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12-month period.  Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer.  If a person makes a voluntary offer to acquire outstanding ordinary shares of ours, the offer price must be no less than the highest price paid for our shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any party acting in concert with it has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per ordinary share must not be less than the highest price paid by the bidder or any party acting in concert with it during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with any party acting in concert with it, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Anti-Takeover Provisions

Shareholder Rights Plan

Our Articles of Association expressly authorize our board of directors to adopt a shareholder rights plan, subject to applicable law.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by our shareholders at a general meeting; or
•	the Irish Takeover Panel has given its consent, where:
o	it is satisfied the action would not constitute frustrating action;
o	our shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;
o	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or
o	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Business Combinations with Interested Shareholders

Our Articles of Association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which the person became a 15% shareholder unless: (i) prior to the date on which the person becomes a 15% shareholder, a committee of our disinterested directors approved the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

Further Provisions

Certain other provisions of Irish law or our Constitution may be considered to have anti-takeover effects, including advance notice requirements for director nominations and other shareholder proposals, as well as those described under the headings “——Capital Structure - Authorized  and Issued Share Capital” (regarding issuance of preferred shares), “—Pre-emption Rights, Share Warrants and Share Options,” “—Disclosure of Interests in Shares”, “—Appointment of Directors”, and “—Removal of Directors”.

Insider Dealing

The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

Our Articles of Association allocate authority over the day-to-day management of the company to the board of directors. Our board of directors may then delegate management of the Company to committees of the board or such other persons as it thinks fit.  Regardless of any delegation, the board of directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of our Company.  The board of directors may create new committees or change the responsibilities of existing committees from time to time.  Committees may meet and adjourn as they determine proper.  Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of the committee.

Legal Name; Incorporation; Fiscal Year; Registered Office

Our legal and commercial name is Iterum Therapeutics plc. We were incorporated in Ireland in June 2015 and re-registered as a public limited company in March 2018. Our registered address is Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, D02 YW24. As set forth in our memorandum of association, our purpose, among other things, is to carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiaries or associated companies.

Appointment of Directors

The Irish Companies Act provides for a minimum of two directors. Our Articles of Association provide that the number of directors will be not less than two and not more than 13. The authorized number of directors within the prescribed range will be determined solely by our board of directors and does not require approval or ratification by the shareholders in a general meeting. Our directors will be elected by way of an ordinary resolution at a general meeting save that directors in contested elections will be elected by a plurality of the votes of the shares present in person or represented by proxy at the relevant general meeting and entitled to vote on the election of directors. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors may appoint an additional director or additional directors to make up such minimum or may convene a general meeting for the purpose of making such appointment. Casual vacancies may be filled by the board of directors.

Our Articles of Association provide that our board of directors is divided into three classes serving staggered three-year terms.  Shareholders do not have cumulative voting rights.  Accordingly, the holder of a majority of the voting rights attaching to our ordinary shares will, as a practical matter, be entitled to control the election of all directors.  At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring.

Under our Articles of Association, our board of directors has the authority to appoint directors to the board either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under our Articles of Association, if the board fills a vacancy, the director will hold this position as a director for a term that will coincide with the remaining term of the relevant class of director. If there is an appointment to fill a casual vacancy or an addition to the board, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board in accordance with our Articles of Association.

Removal of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the Articles of Association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, provided that notice of the intention to move any such resolution be given by the shareholders to the company not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal.

Director Interested Transactions

Under the Irish Companies Act and our Articles of Association, a director who has an interest in a proposal, arrangement or contract is required to declare the nature of his or her interest at the first opportunity either (i) at a meeting of the board at which such proposal, arrangement or contract is first considered (provided such director knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested) or (ii) by providing a general notice to the directors declaring that he or she is to be regarded as interested in any proposal, arrangement or contract with a particular person, and after giving such general notice will not be required to give special notice relating to any particular transaction. Provided the interested director makes such required disclosure, he or she shall be counted in determining the presence of a quorum at a meeting regarding the relevant proposal, arrangement or contract and will be permitted to vote on such proposal, arrangement or contract.

Pursuant to our Articles of Association, it is within the directors’ sole discretion to determine their compensation.

Borrowing

Pursuant to our Articles of Association, among the directors’ powers are the right to borrow money and to mortgage or charge the company’s undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

Duration; Dissolution; Rights upon Liquidation

Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Corporate Enforcement Authority in Ireland where the affairs of the company have been investigated by an inspector and it appears from the report or any information obtained by the Corporate Enforcement Authority that we should be wound up.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in our Articles of Association or the terms of any shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up. If the Articles of Association and terms of issue of the shares of the Company contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Articles of Association provide that our ordinary shareholders may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of ordinary shareholders to participate may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Share Certificates

Pursuant to the Irish Companies Act, a shareholder is entitled to be issued a share certificate on request and subject to payment of a nominal fee.

Stock Exchange Listing

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ITRM.”  Our ordinary shares are not listed on Euronext Dublin.

No Sinking Fund

Our shares have no sinking fund provisions.

Transfer and Registration of Shares

Our transfer agent is Computershare Trust Company, N.A. The transfer agent maintains our share register, and registration in the share register will be determinative of membership in us. A shareholder of ours who only holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Our Articles of Association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a transferee. In the event of any such payment, we are (on behalf of ourselves or our affiliates) entitled to (i) seek reimbursement from the transferee or transferor (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee or transferor (at its discretion) and (iii) have a lien against the shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by us.

Our Articles of Association delegate to our secretary (or such other person as may be nominated by the secretary for this purpose) the authority to execute an instrument of transfer on behalf of a transferring party.

Our Articles of Association grant our board of directors general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only, the instrument of transfer is accompanied by the certificate of shares to which it relates (if any) and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, the instrument of transfer is in favor of not more than four transferees and it is lodged at our registered office or such other place as our directors or secretary may appoint.

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year, as our board of directors may from time to time determine (except as may be required by law).

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the rights;
•	the number of equity securities that may be purchased upon exercise of each right;
•	the exercise price of the rights;
•	whether the rights are transferable;

•the period during which the rights may be exercised and when they will expire;

•the steps required to exercise the rights;

•the price, if any, for the subscription rights;

•the number of subscription rights issued;

•the terms of the equity securities;

•the extent to which the subscription rights are transferable;

•if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares, preferred shares, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either ordinary shares, preferred shares, our debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, each purchase contract and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, ordinary shares, preferred shares, or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares, preferred shares or debt securities subject to applicable law. We may offer warrants separately or together with one or more additional warrants, ordinary shares, preferred shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;
•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the preferred shares with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred shares or ordinary shares will be separately transferable;
•	the number of ordinary shares or preferred shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, subscription right, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, subscription rights, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, subscription right, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, subscription rights agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, subscription rights agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, subscription rights agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, subscription rights agreement, purchase contract, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to subscription rights, purchase agreements, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent, or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders subject to applicable law. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;
•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters of U.S. federal law and New York State law will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to Irish law will be passed upon by A&L Goodbody LLP.

EXPERTS

The consolidated financial statements of Iterum Therapeutics plc as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$100,000,000

Debt Securities

Ordinary Shares

Preferred Shares

Subscription Rights

Purchase Contracts

Units

Warrants

_______________________

PROSPECTUS

_______________________

, 2022

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 7, 2022

PROSPECTUS

Up to $16,000,000

Ordinary Shares

(not to exceed 4,478,180 Ordinary Shares)

We have entered into an at the market offering agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or the Sales Agent or Wainwright, relating to our ordinary shares, nominal value $0.01 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell from time to time through Wainwright acting as our sales agent a number of our ordinary shares that does not exceed the lesser of (1) a number of ordinary shares having an aggregate offering price of up to $16,000,000, (2) the number of our authorized but unissued ordinary shares (after deducting the number of ordinary shares issuable upon exercise, conversion or exchange of our outstanding securities or otherwise reserved for future issuance), or (3) the number or dollar amount of ordinary shares that would cause this offering to not satisfy the requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Form S-3 as described below.

Sales of our ordinary shares, if any, under this prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market, or Nasdaq, the existing trading market for our ordinary shares, or any other existing trading market in the Unites States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of our ordinary shares into Nasdaq or another existing trading market in the United States at market prices, we will file an additional prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Wainwright a commission equal to 3.0% of the gross sales price per share issued by us and sold through it as Sales Agent. In connection with the sales of our ordinary shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page SA-28 of this prospectus.

Our ordinary shares trade on the Nasdaq under the symbol “ITRM.” On October 5, 2022, the last reported sale price for our ordinary shares on Nasdaq was $1.94 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, or our public float, in any 12-month period, so long as our public float remains below $75,000,000. Our public float, as of the filing date of this prospectus, was approximately $50,607,493, based on 12,049,403 ordinary shares issued and outstanding and held by non-affiliates, and a per share price of $4.20 based on the last reported sale price of our ordinary shares on August 15, 2022.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

As of September 30, 2022, we had 4,478,180 authorized but unissued ordinary shares (after deducting the number of ordinary shares issuable upon exercise, conversion or exchange of our outstanding securities or otherwise reserved for future issuance). Based on 4,478,180 authorized ordinary shares available for issuance and an assumed offering price per share of $1.94, which was the last reported sale price of our ordinary shares on Nasdaq on October 5, 2022, we would be able to issue and sell shares under our sales agreement for a maximum of $8,687,669, notwithstanding the $16,000,000 maximum aggregate offering amount set forth in this prospectus. In no event will we sell, pursuant to the registration statement of which this prospectus forms a part, more ordinary shares than we have available and authorized for issuance.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to certain reduced public company reporting requirements. See ‘‘Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on Page SA–8 of this prospectus, and in the filings with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for certain risks you should consider. You should read all of the information set forth in this prospectus, as well as the documents incorporated by reference herein, carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is                , 2022

TABLE OF CONTENTS

Prospectus

SA-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may from time to time offer our ordinary shares having an aggregate offering price of up to $16,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus relates to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference in this prospectus, as described under the heading “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC prior to the date of this prospectus, you should rely on the information in this prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus we may authorize for use in connection with this offering. We have not and H.C. Wainwright & Co., LLC, or  Wainwright or the Sales Agent, have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Wainwright take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Wainwright are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

Other than in the United States, no action has been taken by us or Wainwright that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This prospectus does not constitute a prospectus for the purposes of the Prospectus Regulation (Regulation (EU) 2017/1129) and amendments thereto to the extent implemented) and the Irish regulations issued pursuant to the Prospectus Regulation and this prospectus has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Regulation, or any equivalent authority in a European Economic Area member state. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.

Unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “Iterum,” the “Company” and similar designations refer to Iterum Therapeutics plc and its consolidated subsidiaries. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus are statements that could be deemed forward-looking statements, including but not limited to any statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements may include, but are not limited to, statements about:

•	our use of cash reserves;

•

the design, initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs including the planned clinical trial and non-clinical development to be conducted in response to the Complete Response Letter, or CRL, received from the U.S. Food and Drug Administration in July 2021 in connection with our New Drug Application, or NDA, for oral sulopenem;

•	our ability to resolve the issues set forth in the CRL and resubmit our NDA;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the potential advantages of our product candidates;

•	the timing or likelihood of regulatory filings and approvals, including with respect to the potential resubmission of our NDA for oral sulopenem;

•	the commercialization of our product candidates, if approved;

•	our manufacturing plans;

•	our sales, marketing and distribution capabilities and strategy;

•	market acceptance of any product we successfully commercialize;

•	the pricing, coverage and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business and product candidates;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to defend and enforce any such intellectual property rights;

•	our ability to enter into strategic arrangements, collaborations and/or commercial partnerships in the United States and other territories and the potential benefits of such arrangements;

•	our estimates regarding expenses, capital requirements and needs for additional financing;

•	our expectations regarding how far into the future our cash on hand will fund our ongoing operations;

•	our financial performance;

•	developments relating to our competitors and our industry;

•

the impact of COVID-19, including the responsive measures taken by governmental authorities and others, on our clinical trials, on regulatory approval, on future commercialization of, and future demand for, our products, available funding, our operations and the economy in general, which may precipitate or exacerbate other risks and/or uncertainties;

•	our ability to maintain compliance with listing requirements of the Nasdaq Capital Market;

•

the outcome, impact, effects and results of our evaluation of corporate, strategic, financial and financing alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, strategic, financial or financing alternative and our ability to complete one at all; and

•	our expectations related to the use of proceeds from this offering.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. We therefore caution you against relying on any of these forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors, risk factor summary and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date when made. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

This prospectus and the documents incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. All of the market data used in this prospectus and the documents incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus, including the information incorporated by reference into this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page SA –8 of this prospectus and the “Risk Factor Summary” and “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, our financial statements and the related notes and the other documents incorporated by reference in this prospectus.

Company Overview

We are a clinical stage pharmaceutical company dedicated to developing and commercializing sulopenem to be potentially the first oral branded penem available in the United States and the first and only oral and intravenous (IV) branded penem available globally. Penems, including thiopenems and carbapenems, belong to a class of antibiotics more broadly defined as ß-lactam antibiotics, the original example of which was penicillin, but which now also includes cephalosporins. Sulopenem is a potent, thiopenem antibiotic delivered intravenously which is active against bacteria that belong to the group of organisms known as gram negatives and cause urinary tract and intra-abdominal infections. We have also developed sulopenem in an oral tablet formulation, sulopenem etzadroxil-probenecid, which we refer to herein as oral sulopenem. We believe that sulopenem and oral sulopenem have the potential to be important new treatment alternatives to address growing concerns related to antibacterial resistance without the known toxicities of some of the most widely used antibiotics, specifically fluoroquinolones.

Company Information

Our principal executive offices are located at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland and our telephone number is +353 1 6694820. Our U.S. headquarters are located at 200 South Wacker Drive, 31st Floor, Chicago, IL 60606, and our telephone number is (312) 778-6070.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal control over financial reporting;

•

an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about the company’s executive compensation arrangements; and

•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions until December 31, 2023 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with a non-affiliate public float in excess of $700 million; or the issuance by us of more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements.

THE OFFERING

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $16,000,000 (not to exceed 4,478,180 ordinary shares).

Ordinary shares to be outstanding after this offering assuming the sale of all shares in this offering

Up to 16,711,554 shares, assuming sales of 4,478,180 ordinary shares in this offering. The actual number of shares issued will vary depending on the sales price under this offering and in no event will the actual number of ordinary shares issued and sold pursuant to the sales agreement exceed the number of ordinary shares we have available and authorized for issuance under our constitution, as the same may be amended or amended and restated from time to time.

Plan of Distribution	“At the market offering” that may be made from time to time through or to Wainwright, as sales agent or principal. See “Plan of Distribution” on page SA–28.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and general corporate purposes. Although we have not yet identified specific uses for these proceeds, we currently anticipate using the proceeds to support the continued clinical development of sulopenem for the treatment of uncomplicated urinary tract infection and additional indications, regulatory costs and working capital.

We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds, if any. See “Use of Proceeds” on page SA–26 of this prospectus for a more complete description of the intended use of proceeds from this offering.

Risk Factors

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page SA–8 of this prospectus, the “Risk Factor Summary” and “Risk Factors” sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, and other information included and incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“ITRM”

The number of ordinary shares to be outstanding after this offering is based on 12,233,374 ordinary shares outstanding as of September 30, 2022.

The number of ordinary shares to be outstanding after this offering excludes:

•	329,799 ordinary shares issuable upon the exercise of share options to purchase ordinary shares outstanding as of September 30, 2022, at a weighted average exercise price of $8.07 per ordinary share;

•	128,096 ordinary shares issuable upon the vesting of outstanding restricted share units as of September 30, 2022;

•	906,603 additional ordinary shares available for future issuance as of September 30, 2022 under our 2018 Equity Incentive Plan;

•	173,668 additional ordinary shares available for future issuance as of September 30, 2022 under our 2021 Inducement Equity Incentive Plan;

•	480,186 ordinary shares issuable upon exercise of outstanding warrants as of September 30, 2022, at a weighted average exercise price of $24.09 per ordinary share; and

•

1,270,094 ordinary shares issuable upon exchange of outstanding 6.500% exchangeable senior subordinated notes due 2025, or the Private Placement Exchangeable Notes, issued in connection with the January 2020 private placement, or the January 2020 Private Placement, or 6.500% exchangeable senior subordinated notes due 2025 issued in our rights offering in September 2020, or the Rights Offering Exchangeable Notes and, together with the Private Placement Exchangeable Notes, the Exchangeable Notes, including the additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange as of September 30, 2022.

Unless otherwise indicated, all information contained in this prospectus supplement assumes:

•	no exercise of the outstanding options or warrants described in the bullets above; and
•	no exchange of any outstanding Exchangeable Notes for our ordinary shares subsequent to September 30, 2022.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below and discussed in the “Risk Factor Summary” and “Item 1A—Risk Factors” sections of our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Additional Risks Related to This Offering

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of any such proceeds. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our ordinary shares to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The price of our ordinary shares has been volatile and could be subject to volatility related or unrelated to our operations and our shareholders’ investment in us could suffer a decline in value.

Our share price has been and may continue to be volatile. The daily closing market price for our ordinary shares has varied between a high price of $11.175 on October 26, 2021 and a low price of $1.59 on September 23, 2022, in the twelve-month period ending on October 5, 2022. During this time, the price per ordinary share has ranged from an intra-day low of $1.58 per share to an intra-day high of $11.25 per share. The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their ordinary shares at or above the price paid for the shares.

We may continue to incur rapid and substantial increases or decreases in our share price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our ordinary shares may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business.

The trading price of our ordinary shares could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market price for our ordinary shares may be influenced by many factors such as:

•	results from, and any delays in, clinical trials;

•

announcements of regulatory approval, failure to obtain regulatory approvals or receipt of a "complete response letter" from the U.S. Food and Drug Administration, or FDA, with respect to any of our product candidates;

•

announcements with respect to the outcome, impact, effects or results of our evaluation of corporate, strategic, financial and financing alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, strategic, financial or financing alternative and our ability to complete one at all;

•	our need to raise additional funds;

•

announcements relating to changes to our capital structure including a reorganization, recapitalization, share split or reverse share split, exchange of shares, or any similar equity restructuring transaction;

•

the sentiment of retail investors including the perception of our clinical trial results by such retail investors, which investors may be subject to the influence of information provided by social media, third party investor websites and independent authors distributing information on the internet;

•	delays in the commercialization of oral sulopenem, sulopenem or any future product candidates;

•	manufacturing and supply issues related to our development programs and commercialization of oral sulopenem, sulopenem or any of our future product candidates;

•	quarterly variations in our results of operations or those of our competitors;

•	changes in our earnings estimates or recommendations, or withdrawal of coverage, by securities analysts;

•	announcements by us or our competitors of new product candidates, significant contracts, commercial relationships, acquisitions or capital commitments;

•	announcements relating to future development or license agreements including termination of such agreements;

•	adverse developments with respect to our intellectual property rights or those of our principal collaborators;

•	commencement of litigation involving us or our competitors;

•	changes in our board of directors, management, or key scientific personnel;

•	new legislation in the United States relating to the prescription, sale, distribution or pricing of drugs;

•	product liability claims, other litigation or public concern about the safety of oral sulopenem, sulopenem or future products;

•	failure to comply with the Nasdaq Capital Market continued listing requirements;

•	market conditions in the healthcare market in general, or in the antibiotics segment in particular, including performance of our competitors;

•	publication of research reports about us or our industry, or antibiotics in particular;

•	changes in the market valuations of similar companies;

•	sales of large blocks of our ordinary shares by our existing shareholders;

•

general economic conditions in the United States and abroad, including resulting from geo-political actions, including war and terrorism, natural disasters, including earthquakes, hurricanes, typhoons, floods and fires, public health crises, or pandemics, like COVID-19; and

•

the other factors described in this “Risk Factors” section and the “Risk Factors” sections of our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, which are incorporated by reference herein.

In addition, the stock market in general, or the market for equity securities in our industry, may experience extreme volatility unrelated to our operating performance. In recent years, the market for pharmaceutical and biotechnology companies in particular has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to changes in the operating performance of the companies whose shares are experiencing those price and volume fluctuations. These broad market fluctuations may adversely affect the trading price or liquidity of our ordinary shares regardless of our actual operating performance. Any sudden decline in the market price of our ordinary shares could trigger securities class-action lawsuits against us. If any of our shareholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. For example, we and our Chief Executive Officer and Chief Financial Officer have been named as defendants in a putative class action lawsuit following our announcement in July 2021 that the FDA issued a complete response letter in connection with our new drug application for oral sulopenem for the treatment of uncomplicated urinary tract infections, stating that the FDA was unable to approve the application in its present form. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our share price.

Sales of a substantial number of our ordinary shares in the public market, or the perception that these sales could occur, could cause our share price to fall.

A substantial portion of our outstanding ordinary shares can be traded without restriction at any time. If our current shareholders sell, or indicate an intention to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline.

A portion of our outstanding ordinary shares is currently restricted as a result of federal securities laws but can be sold at any time subject to applicable volume limitations.

In addition, the Exchangeable Notes are exchangeable for our ordinary shares upon the terms and conditions specified therein and a substantial portion have been exchanged for our ordinary shares. Pursuant to the investor rights agreement we entered into in connection with the January 2020 private placement, we have filed a registration statement covering the resale of the ordinary shares issuable in connection with the exchange of the Exchangeable Notes issued as part of the private placement which closed in January 2020, among other securities, and the resale of the ordinary shares issuable in connection with the exchange of the Exchangeable Notes issued in connection with a subsequent rights offering in September 2020 are also covered by a registration statement. Also, in connection with the the registered direct offering on June 3, 2020, and the registered direct offering on June 30, 2020, we filed a registration statement providing for the resale by the purchasers in such offerings of ordinary shares issued and issuable upon exercise of the warrants purchased in such offerings and a substantial portion of the warrants have been exercised. As a result, the shares issuable upon exchange of such Exchangeable Notes and upon exercise of such warrants are able to be sold by the holders thereof without restrictions, subject to compliance with securities laws.

A substantial number of ordinary shares are being offered by this prospectus, and we cannot predict if and when shares sold is this offering, if any, will be resold in the public markets. Any of our outstanding shares that are not restricted as a result of securities laws may be resold in the public market without restriction unless purchased by our affiliates.

Furthermore, ordinary shares that are issuable upon exercise of outstanding options or reserved for future issuance under our equity incentive plans and equity inducement plan or are issuable upon exercise of our other outstanding warrants will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules or performance criteria, and applicable securities laws. If any of these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the ordinary shares you purchase.

The price per share of our ordinary shares being offered may be higher or lower than the net tangible book value per share of our ordinary shares outstanding prior to this offering. If the share price is higher, then upon your purchase of shares, you will suffer immediate and potentially substantial dilution, which would be calculated based on the difference between our as adjusted net tangible book value per share after giving effect to any sales pursuant to this offering and the share price at which you purchase your shares. The exercise of outstanding share options, the vesting of restricted share units or the conversion of any convertible securities may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of dilution calculations in connection with this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the offering price for the securities in this offering. We may sell shares or other securities in any other offering at prices that are less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. You may experience dilution as a result of any shares issued as a result of future offerings or other issuances of our securities from our currently authorized share capital or any increased authorized share capital.

The exchange rate of the Exchangeable Notes may be adjusted for certain dilutive events, and we may be required to increase the exchange rate of the Exchangeable Notes as a result of this offering.

The exchange rate of the Exchangeable Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on our ordinary shares, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of capital shares, indebtedness, or assets, cash dividends, certain issuer tender or exchange offers and certain issuances for consideration per share less than the then-current exchange price, which is currently equivalent to $11.6624 per ordinary share (at the current exchange rate of 85.7456 shares per $1,000 of principal and interest on the Exchangeable Notes). In the event of an increase in the exchange rate of the Exchangeable Notes, the number of ordinary shares deliverable on an exchange of the

Exchangeable Notes, assuming physical settlement, would increase.

Whether and to what extent the exchange rate of the Exchangeable Notes will be increased as a result of this offering will depend on the public offering price and the number of ordinary shares that are sold, which will vary depending on market demand. Assuming that an aggregate of 4,478,180 ordinary shares are sold at a price of $1.94 per share pursuant to this prospectus, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on October 5, 2022, the exchange price of the Exchangeable Notes would adjust to $9.1956 per ordinary share and the exchange rate would adjust to 108.7480 shares per $1,000 of principal and interest on the Exchangeable Notes. Depending on the public offering prices, the number of shares that we sell in this offering and any potential increase to the exchange rate of the Exchangeable Notes, we may not have sufficient authorized share capital or share issuance authorities to convert all of the Exchangeable Notes into ordinary shares following this offering and could be required to settle any exchanges with cash to the extent we do not have available authorized shares. If we elect to settle any exchanges in cash, or we do not have authorized and available ordinary shares needed to satisfy physical exchange of the Exchangeable Notes, our liquidity could be adversely affected and/or we may not have sufficient cash available at that time to satisfy such cash settlement. In addition, in the event we elect to settle exchanges of Exchangeable Notes with ordinary shares, we would be limited in our ability to issue equity for other purposes which could adversely affect our shareholders and our ability to raise additional capital.

Increases in authorized shares will be required for future financings or other strategic transactions, including for sales made pursuant to this offering at our current trading price. If we are not able to increase our authorized shares or our trading price does not increase, we may be limited in our ability to sell our shares under the sales agreement, and, as a result, our operations and financial condition may be materially and adversely affected.

We will need to seek the additional capital necessary to fund our operations through public or private equity offerings, debt financings, and collaborative and licensing arrangements, including through sales under the sales agreement. We have limited capital currently available and authorized for issuance. Investors in prior transactions have purchased our ordinary shares or our convertible securities, such as warrants and the Exchangeable Notes, for which we must reserve unissued ordinary shares. Furthermore, the warrants and Exchangeable Notes are subject to certain anti-dilution protections, including, for the outstanding Exchangeable Notes, upon the issuance of shares under the sales agreement at a price per share less than the exchange price of the outstanding Exchangeable Notes. We therefore will likely need to increase the number of authorized ordinary shares, which requires shareholder approval, in order to issue ordinary shares or securities convertible, exercisable or exchangeable into ordinary shares to investors and other strategic partners, to utilize the full availability under the sales agreement or in other capital raising transactions. If our trading price does not increase or if we are unable to increase our authorized shares, we will be limited in our efforts to raise additional capital, including through this offering. As a result, our operations and financial condition may be materially and adversely affected.

We have never paid cash dividends, do not anticipate paying any cash dividends and our ability to pay dividends, or repurchase or redeem our ordinary shares, is limited by law.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate paying any dividends on our ordinary shares in the foreseeable future. Any determination to pay dividends in the future will be at the sole discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors our board of directors deems relevant, and subject to compliance with applicable laws, including the Irish Companies Act which requires Irish companies to have distributable reserves available for distribution equal to or greater than the amount of the proposed dividend. Distributable reserves are the accumulated realized profits of the company that have not previously been utilized in a distribution or capitalization less accumulated realized losses that have not previously been written off in a reduction or reorganization of capital. Unless the company creates sufficient distributable reserves from its business activities, the creation of such distributable reserves would involve a reduction of the company’s share premium account, which would require the approval of (i) 75% of our shareholders present and voting at a shareholder meeting, and (ii) the Irish High Court. In the event that we do not undertake a reduction of capital to create distributable reserves, no distributions by way of dividends, share repurchases or otherwise will be permitted under Irish law until such time as the company has created sufficient distributable reserves from its business activities.

Accordingly, the only opportunity for a shareholder to achieve a return on their investment in our company is expected to be if the market price of our ordinary shares appreciates and they sell their ordinary shares at a profit.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restriction we may place in any applicable sales notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire our ordinary shares.

Under the Irish Takeover Rules, if an acquisition of ordinary shares were to increase the aggregate holding of the acquirer and its concert parties to ordinary shares that represent 30% or more of the voting rights of the company, the acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding ordinary shares at a price not less than the highest price paid for the ordinary shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of ordinary shares by a person holding (together with its concert parties) ordinary shares that represent between 30% and 50% of the voting rights in the company if the effect of such acquisition were to increase that person’s percentage of the voting rights by 0.05% within a 12 month period. Under the Irish Takeover Rules, certain separate concert parties are presumed to be acting in concert. Our board of directors and their relevant family members, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who holds 20% or more of our shares. The application of these presumptions may result in restrictions upon the ability of any of the concert parties and/or members of our board of directors to acquire more of our securities, including under the terms of any executive incentive arrangements. In the future, we may consult with the Irish Takeover Panel with respect to the application of this presumption and the restrictions on the ability to acquire further securities, although we are unable to provide any assurance as to whether the Irish Takeover Panel will overrule this presumption. Accordingly, the application of the Irish Takeover Rules may restrict the ability of certain of our shareholders and directors to acquire our ordinary shares.

There can be no assurance that we will not be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, a corporation organized outside the United States will be classified for U.S. federal tax purposes as a passive foreign investment company, or PFIC, for any taxable year in which either (i) 75% or more of its gross income consists of “passive income,” or (ii) 50% or more of the value of its assets (generally determined on an average quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a foreign corporation that owns (or is treated as owning) at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of that other corporation and received directly its proportionate share of the income derived by that other corporation. “Passive income” generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes. Goodwill is generally characterized as a nonpassive or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable.

Based on the expected nature and amount of our estimated gross income, the anticipated nature and estimated average value of our gross assets, the anticipated cash needs of our group’s operations and the nature and extent of the active businesses conducted by our “25% or greater” owned subsidiaries, we do not expect that we will be classified as a PFIC in the current taxable year. However, our PFIC status for any taxable year can be made only after the end of such year and will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our ordinary shares, which could be volatile). Furthermore, the composition of our income and assets for the current and future taxable years will be affected by how, and how quickly, we spend the cash we have on hand. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year. If we were a PFIC for any taxable year during which a U.S. investor is treated as owning our ordinary shares, the U.S. investor generally would be subject to adverse U.S. federal income tax consequences, possibly including increased tax liability on disposition gains and “excess distributions,” and additional reporting requirements. See “Material Tax Consequences—PFIC Rules.”

If we fail to comply or regain compliance with the listing requirements of the Nasdaq Capital Market, we may be delisted and the price of our ordinary shares, our ability to access the capital markets and our financial condition could be negatively impacted and the delisting of our ordinary shares would result in an event of default and/or fundamental change under our debt instruments.

Our ordinary shares are currently listed for quotation on the Nasdaq Capital Market. To maintain the listing of our ordinary shares on the Nasdaq Capital Market, we are required to meet certain listing requirements, including, among others:

•	a minimum closing bid price of $1.00 per share, and

•	a market value of publicly held shares (excluding shares held by our officers, directors and 10% or more shareholders) of at least $1.0 million.

In addition to the above requirements, we must meet at least one of the following requirements:

•	shareholders’ equity of at least $2.5 million; or

•	a market value of listed securities of at least $35 million; or

•	net income from continuing operations of $500,000.

On September 7, 2021, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC, indicating that, based on the closing bid price for the previous 30 consecutive business days, the listing of our ordinary shares was not in compliance with Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share, or the Bid Price Rule. Under Nasdaq Listing Rule 5810(c)(3)(A), we were given a period of 180 calendar days, or until March 7, 2022, to regain compliance with the Bid Price Rule. Subsequently, on March 9, 2022 we were granted an additional 180-day compliance period, or until September 5, 2022, in which to regain compliance with the Bid Price Rule after meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and providing written notice to Nasdaq of our intention to cure the deficiency during the second compliance period, by effecting a reverse share split, if necessary. At the annual general meeting of shareholders on June 15, 2022 our shareholders approved, subject to and conditional upon the board of directors determining, in its sole discretion, that a reverse share split is necessary for the Company to comply with the Bid Price Rule, a proposal to effect a reverse share split (i.e., a consolidation of share capital under Irish law), whereby every 15 ordinary shares of $0.01 (nominal value) each in the authorized and unissued and authorized and issued share capital of the Company be consolidated into 1 ordinary share of $0.15 (nominal value) each, and the subsequent (i) reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from $0.15 each to $0.01 each and (ii) increase in the authorized ordinary share capital of the Company in order to round up the authorized share capital to an even number following the reverse share split, with our board of directors able to elect to abandon such amendments and not effect the reverse share split authorized by the shareholders, in its sole discretion. On August 17, 2022, we filed an Amended and Restated Memorandum and Articles of Association with the Irish Companies Registration Office and effected, as of 5:00 p.m. Eastern Standard Time on August 17, 2022, a one-for-fifteen reverse share split of our ordinary shares. Trading of the ordinary shares on a reverse share split-adjusted basis began at the opening of trading on August 18, 2022.

On September 1, 2022, we received notification from Nasdaq that, for 10 consecutive business days from August 18, 2022 to August 31, 2022, the closing bid price of our ordinary shares was above $1.00, confirming that we had regained compliance with the Bid Price Rule.

Although we have been able to regain compliance with the listing requirements within the manner and time periods prescribed by Nasdaq in the past, there can be no assurance that we will be able to regain compliance with respect to the current deficiency, including by effecting a reverse share split, or that we will be able to maintain compliance with the Nasdaq Capital Market continued listing requirements in the future or regain compliance with respect to any future deficiencies. This could impair the liquidity and market price of our ordinary shares. In addition, the delisting of our ordinary shares from a national exchange could have a material adverse effect on our access to capital markets, and any limitation on market liquidity or reduction in the price of our ordinary shares as a result of that delisting could adversely affect our ability to raise capital on terms acceptable to us, or at all. The delisting of our ordinary shares from The Nasdaq Stock Market could also negatively impact our financial condition as it would constitute a fundamental change under the indenture governing our Exchangeable Notes, which could trigger an obligation for us to repurchase the Exchangeable Notes at a repurchase price of 300% of the principal amount of the outstanding Exchangeable Notes.

DESCRIPTION OF ORDINARY SHARES

The following description of our ordinary shares is intended as a summary only and therefore is not a complete description of our ordinary shares. This description is based upon, and is qualified by reference to, our Memorandum and Articles of Association, or our Constitution, and applicable provisions of the Irish Companies Act 2014, or the Irish Companies Act. You should read our Constitution including our Articles of Association, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Capital Structure - Authorized and Issued Share Capital

Our authorized share capital consists of 20,000,000 ordinary shares of $0.01 each and 100,000,000 undesignated preferred shares of $0.01 each. As of September 30, 2022, 12,233,374 ordinary shares were outstanding and no preferred shares were outstanding.

We may issue shares subject to the maximum authorized share capital contained in our Constitution. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”) (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

The rights and restrictions to which the ordinary shares are subject are prescribed in our Articles of Association. Our Articles of Association entitle our board of directors, without shareholder approval, to determine the terms of our preferred shares. Preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option and may be convertible into or exchangeable for shares of any of our other class or classes, depending on the terms of such preferred shares.  The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, our Articles of Association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Issuance of Shares

As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares for cash without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Our board of directors is authorized pursuant to a shareholder resolution passed on January 28, 2021 to issue new ordinary or preferred shares up to the amount of the authorized but unissued share capital as at that date for cash without shareholder approval up to January 26, 2026.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we have opted out of these pre-emption rights by way of shareholder resolution passed on January 28, 2021 as permitted under Irish company law. Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a “special resolution”) and our current opt-out will expire on January 26, 2026.  If the opt-out is not renewed, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee share option or similar equity plan.

Our Articles of Association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the Articles of Association. We are subject to the rules of the Nasdaq Capital Market that require shareholder approval of certain equity plans and share issuances. Our board of directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share based grant must be paid pursuant to the Irish Companies Act.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, so far as not previously utilized by distribution or capitalization, less accumulated realized losses of a company, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction, on a standalone basis. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the undenominated capital, the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that we are prohibited from distributing by applicable law.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of the company. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of the company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. The “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of the distribution.

Consistent with Irish law, our Articles of Association authorize the directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. Dividends may be paid in U.S. dollars or any other currency.

Our directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

Our directors may also authorize the issuance of shares with preferred rights to participate in our declared dividends. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Our Articles of Association provide that, in general, any ordinary share which we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described below under “Repurchases and Redemptions”.  If our Articles of Association did not contain such provisions, all repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “—Purchases by Subsidiaries” including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by us pursuant to the Articles of Association or the purchase of our ordinary shares by a subsidiary of the Company, in each case in accordance with our Articles of Association and Irish law as described below.

Repurchases and Redemptions

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves (which are described above under “Dividends”) or, if the company proposes to cancel the shares on redemption, the proceeds of a new issue of shares for that purpose. The redemption of redeemable shares may only be made by us where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the company. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury.  Based on the provisions of our articles described above, shareholder approval will not be required to redeem our shares.

We may also be given an additional general authority by our shareholders to purchase our own shares on-market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors may also issue preferred shares or other classes or series of shares which may be redeemed at either our option or the option of the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized and Issued Share Capital.”

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, an Irish or non-Irish subsidiary of the Company may purchase our shares either as overseas market purchases on a recognized stock exchange such as the Nasdaq or off-market. For a subsidiary of ours to make market purchases of our shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular market purchase by a subsidiary of our shares is required.  We may elect to seek such general authority, which must expire no later than 18 months after the date on which it was granted, at our annual general meetings.

For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and from the date of the notice of the meeting at which the resolution approving the contract is proposed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The Nasdaq Capital Market, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares of ours, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary of ours must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Articles of Association provide that we will have a first and paramount lien on every share for all debts and liabilities of any shareholder to the company, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the Articles of Association of an Irish company limited by shares and will only be applicable to our shares that have not been fully paid up. See “—Transfer and Registration of Shares”.

Consolidation and Division; Subdivision

Under our Articles of Association, we may, by ordinary resolution (unless the directors determine otherwise), divide all or any of our issued share capital into shares of smaller nominal value than our existing shares (often referred to as a share split) or consolidate all or any of our issued share capital into shares of larger nominal value than is fixed by our memorandum of association (often referred to as a reverse share split), provided that the proportion between the amount paid for such share and the amount, if any, unpaid on each reduced share after the subdivision remains the same.

Reduction of Share Capital

We may, by ordinary resolution (unless the directors determine otherwise), reduce our authorized but unissued share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

Annual General Meetings of Shareholders

We are required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland, provided that technological means are provided to enable shareholders to participate in the meeting without leaving Ireland.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles of Association provide for a minimum notice period of 21 clear days (i.e., 21 days excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect), which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are (i) the consideration of the statutory financial statements, report of the directors, and report of the statutory auditors, (ii) review by the members of the company’s affairs and (iii) the appointment or re-appointment of the statutory auditors.

At any annual general meeting, only such business may be conducted as has been brought before the meeting:

•	in the notice of the meeting;
•	by or at the direction of the board of directors;
•	in certain circumstances, at the direction of the Irish High Court;
•	as required by law; or
•	that the chairman of the meeting determines is properly within the scope of the meeting.

In addition, and subject to compliance with our Articles of Association, shareholders entitled to vote at an annual general meeting may propose business in advance of the meeting to be considered thereat.

Extraordinary General Meetings of Shareholders

Our extraordinary general meetings may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of our paid up share capital carrying voting rights, (iii) in certain circumstances, on requisition of our auditors; or (iv) in exceptional cases, by order of the Irish High Court.

Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business will be conducted as is set forth in the notice thereof or is proposed pursuant to and in accordance with the procedures and requirements set out in our Articles of Association.

Notice of an extraordinary general meeting must be given to all of our shareholders and to our auditors. Under Irish law and our Articles of Association, the minimum notice periods are 21 clear days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

If the board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that the fact is known to a director to be held not later than 56 days from such date.  This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more members whose name is entered in the register of members of the Company as a registered holder of shares present in person or by proxy at any meeting of shareholders holding not less than a majority of the issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.

Voting

Our Articles of Association provide that all votes at a general meeting will be decided on a poll and that the board or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our Articles of Association, which provide that our board of directors may permit shareholders to notify us of their proxy appointments electronically.

In accordance with our Articles of Association, our directors may from time to time authorize the issuance of preferred shares or any other class or series of shares. These shares may have such voting rights as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be satisfied in the terms of such shares). Treasury shares or shares of ours that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the objects as contained in our memorandum of association;
•	amending our Articles of Association;
•	approving a change of name;
•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit; transaction to a director or connected person;
•	opting out of pre-emption rights on the issuance of new shares;
•	re-registration from a public limited company to a private company;
•	purchase of own shares off-market;
•	reduction of issued share capital;
•	sanctioning a compromise/scheme of arrangement;
•	resolving that the company be wound up by the Irish courts;
•	resolving in favor of a shareholders’ voluntary winding-up;
•	re-designation of shares into different share classes;
•	setting the re-issue price of treasury shares; and
•	variation of class rights attaching to classes of shares (where our Articles of Association do not provide otherwise).

Neither Irish law nor any of our constituent documents places limitations on the right of non-resident or foreign owners to vote or hold our shares.

Variation of Rights Attaching to a Class or Series of Shares

Under our Articles of Association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

The provisions of our Articles of Association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Record Date

Our Articles of Association provide that the board may fix in advance a date as the record date (i) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not be more than 60 days before the date of such meeting, and (ii) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not be more than 60 days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

If no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under our Articles of Association will be the record date for such determination of members.

Shareholder Proposals

Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting of a U.S.-listed company, other than as set out in the Articles of Association of a company. Under our Articles of Association, in addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our corporate secretary.

To be timely for an annual general meeting, a shareholder’s notice to our secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at our registered office (i) with respect to our first annual general meeting as a public limited company, not later than the 10th day following the day on which public announcement of the date of such annual general meeting is made and (ii) with respect to all other annual general meetings not less than 90 days nor more than 120 days before the first anniversary of the notice convening our annual general meeting for the prior year. In the event that the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the preceding year’s annual general meeting, notice by the member must be so delivered by close of business on the day that is not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (a) 90 days prior to the day of the contemplated annual general meeting or (b) 10 days after the day on which public announcement of the date of the contemplated annual general meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

To be timely for business or nominations of a director at an extraordinary general meeting, notice must be delivered, or mailed and received not less than 90 days nor more than 120 days prior to the date of such extraordinary general meeting or, if the first public announcement of the date of the extraordinary general meeting is less than 100 days prior to the date of the meeting, by close of business 10 days after the day on which the public announcement of the date of the extraordinary general meeting is first made by us.

For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of our shares. The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in our Articles of Association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.

Shareholders’ Suits

In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go unredressed. The cause of action may be against a director, another person or both.

A shareholder may also bring proceedings against us in his or her own name where the shareholder’s rights as such have been infringed or where our affairs are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Irish Companies Act and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of our Constitution; (ii) inspect and obtain copies of the minutes of general meetings and any resolutions; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (iv) inspect copies of directors’ service contracts; (v) inspect copies of instruments creating charges; (vi) receive copies of statutory financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (vii) receive financial statements of a subsidiary company of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law with the notice of annual general meeting and must be presented to our shareholders at our annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

•

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of (i) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, and (ii) representing 75% in value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings.  A scheme of arrangement, if authorized by the shareholder of each participating class or series and the court, is binding on all of the shareholders of each participating class or series;

•

through a tender or takeover offer by a third party, in accordance with the Irish Takeover Rules and the Irish Companies Act, for all of our shares. Where the holders of 80% or more of our shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders may also be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise its “squeeze-out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such term as an Irish court, on application of the bidder or non-tendering shareholder, may order. If our shares were to be listed on Euronext Dublin, or another regulated stock exchange in the European Union, the aforementioned 80% threshold would be increased to 90%;

•

by way of a transaction with a company incorporated in the European Economic Area which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA) under the European Communities (Cross-Border Mergers) Regulations 2008 (as amended). Such a transaction must be approved by a special resolution and by the Irish High Court. If we are being merged with another EEA company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value; and

•	by way of a merger with another Irish company under the Irish Companies Act which must be approved by a special resolution and by the Irish High Court.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If we are being merged as the transferor company with another EEA company under the European Communities (Cross-Border Merger) Regulations 2008 (as amended) or if we are being merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company.  Our shareholders must therefore make such a notification to us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or if, as a result of a transaction, a shareholder who was interested in 3% or more of our shares ceases to be so interested. Where a shareholder is interested in 3% or more of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to us within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, under the Irish Companies Act, we may by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, will be void;
•	no voting rights will be exercisable in respect of those shares;
•	no further shares will be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and
•	no payment will be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1.0% or more.

Irish Takeover Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer;
•

where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;
•

false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that he or she can fulfil in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and
•

a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other of our voting rights may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would (i) increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of our voting rights, or (ii) in the case of a person holding (together with its concert parties) shares representing 30% or more of our voting rights, after giving effect to the acquisition, increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12-month period.  Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer.  If a person makes a voluntary offer to acquire outstanding ordinary shares of ours, the offer price must be no less than the highest price paid for our shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any party acting in concert with it has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per ordinary share must not be less than the highest price paid by the bidder or any party acting in concert with it during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with any party acting in concert with it, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Anti-Takeover Provisions

Shareholder Rights Plan

Our Articles of Association expressly authorize our board of directors to adopt a shareholder rights plan, subject to applicable law.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by our shareholders at a general meeting; or
•	the Irish Takeover Panel has given its consent, where:
o	it is satisfied the action would not constitute frustrating action;
o	our shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;
o	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or
o	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Business Combinations with Interested Shareholders

Our Articles of Association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which the person became a 15% shareholder unless: (i) prior to the date on which the person becomes a 15% shareholder, a committee of our disinterested directors approved the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

Further Provisions

Certain other provisions of Irish law or our Constitution may be considered to have anti-takeover effects, including advance notice requirements for director nominations and other shareholder proposals, as well as those described under the headings “—Capital Structure - Authorized  and Issued Share Capital” (regarding issuance of preferred shares), “—Pre-emption Rights, Share Warrants and Share Options,” “—Disclosure of Interests in Shares”, “—Appointment of Directors”, and “—Removal of Directors”.

Insider Dealing

Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

Our Articles of Association allocate authority over the day-to-day management of the company to the board of directors. Our board of directors may then delegate management of the Company to committees of the board or such other persons as it thinks fit.  Regardless of any delegation, the board of directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of our Company.  The board of directors may create new committees or change the responsibilities of existing committees from time to time.  Committees may meet and adjourn as they determine proper.  Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of the committee.

Legal Name; Incorporation; Fiscal Year; Registered Office

Our legal and commercial name is Iterum Therapeutics plc. We were incorporated in Ireland in June 2015 and re-registered as a public limited company in March 2018. Our registered address is Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, D02 YW24. As set forth in our memorandum of association, our purpose, among other things, is to carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiaries or associated companies.

Appointment of Directors

The Irish Companies Act provides for a minimum of two directors. Our Articles of Association provide that the number of directors will be not less than two and not more than 13. The authorized number of directors within the prescribed range will be determined solely by our board of directors and does not require approval or ratification by the shareholders in a general meeting. Our directors will be elected by way of an ordinary resolution at a general meeting save that directors in contested elections will be elected by a plurality of the votes of the shares present in person or represented by proxy at the relevant general meeting and entitled to vote on the election of directors. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors may appoint an additional director or additional directors to make up such minimum or may convene a general meeting for the purpose of making such appointment. Casual vacancies may be filled by the board of directors.

Our Articles of Association provide that our board of directors is divided into three classes serving staggered three-year terms.  Shareholders do not have cumulative voting rights.  Accordingly, the holder of a majority of the voting rights attaching to our ordinary shares will, as a practical matter, be entitled to control the election of all directors.  At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring.

Under our Articles of Association, our board of directors has the authority to appoint directors to the board either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under our Articles of Association, if the board fills a vacancy, the director will hold this position as a director for a term that will coincide with the remaining term of the relevant class of director. If there is an appointment to fill a casual vacancy or an addition to the board, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board in accordance with our Articles of Association.

Removal of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the Articles of Association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, provided that notice of the intention to move any such resolution be given by the shareholders to the company not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal.

Director Interested Transactions

Under the Irish Companies Act and our Articles of Association, a director who has an interest in a proposal, arrangement or contract is required to declare the nature of his or her interest at the first opportunity either (i) at a meeting of the board at which such proposal, arrangement or contract is first considered (provided such director knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested) or (ii) by providing a general notice to the directors declaring that he or she is to be regarded as interested in any proposal, arrangement or contract with a particular person, and after giving such general notice will not be required to give special notice relating to any particular transaction. Provided the interested director makes such required disclosure, he or she shall be counted in determining the presence of a quorum at a meeting regarding the relevant proposal, arrangement or contract and will be permitted to vote on such proposal, arrangement or contract.

Pursuant to our Articles of Association, it is within the directors’ sole discretion to determine their compensation.

Borrowing

Pursuant to our Articles of Association, among the directors’ powers are the right to borrow money and to mortgage or charge the company’s undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

Duration; Dissolution; Rights upon Liquidation

Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Corporate Enforcement Authority in Ireland where the affairs of the company have been investigated by an inspector and it appears from the report or any information obtained by the Corporate Enforcement Authority that we should be wound up.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in our Articles of Association or the terms of any shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up. If the Articles of Association and terms of issue of the shares of the Company contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Articles of Association provide that our ordinary shareholders may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of ordinary shareholders to participate may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Share Certificates

Pursuant to the Irish Companies Act, a shareholder is entitled to be issued a share certificate on request and subject to payment of a nominal fee.

Stock Exchange Listing

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ITRM.”  Our ordinary shares are not listed on Euronext Dublin.

No Sinking Fund

Our shares have no sinking fund provisions.

Transfer and Registration of Shares

Our transfer agent is Computershare Trust Company, N.A. The transfer agent maintains our share register, and registration in the share register will be determinative of membership in us. A shareholder of ours who only holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Our Articles of Association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a transferee. In the event of any such payment, we are (on behalf of ourselves or our affiliates) entitled to (i) seek reimbursement from the transferee or transferor (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee or transferor (at its discretion) and (iii) have a lien against the shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by us.

Our Articles of Association delegate to our secretary (or such other person as may be nominated by the secretary for this purpose) the authority to execute an instrument of transfer on behalf of a transferring party.

Our Articles of Association grant our board of directors general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only, the instrument of transfer is accompanied by the certificate of shares to which it relates (if any) and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, the instrument of transfer is in favor of not more than four transferees and it is lodged at our registered office or such other place as our directors or secretary may appoint.

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year, as our board of directors may from time to time determine (except as may be required by law).

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and general corporate purposes. General corporate purposes may include regulatory, research and development, manufacturing and commercialization expenditures, repayment and refinancing of debt, strategic transactions, including through the acquisition or licensing of assets, businesses, rights to products, product candidates or technologies or through strategic alliances or collaborations, working capital and capital expenditures. Although we have not yet identified specific uses for the net proceeds from this offering, we currently anticipate using the proceeds to support the continued clinical development of sulopenem for the treatment of uncomplicated urinary tract infection and additional indications, regulatory costs and working capital.

The amounts and timing of our use of the net proceeds from the sale of securities in this offering will depend on a number of factors, such as the progress of our development and commercialization efforts, the status of and results from clinical trials, the outcome of regulatory review of our product candidates, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

The public offering price per share in this offering may be higher or lower than the net tangible book value per share of our ordinary shares outstanding prior to this offering.  If the public offering price is higher, then new investors will suffer immediate dilution.  The ownership interest of new investors in this offering will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per ordinary share after this offering. If the public offering price is lower, then new investors will experience an immediate increase in net tangible book value per share. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding ordinary shares. Dilution to or increase in adjusted net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per ordinary share immediately after giving effect to this offering.

Our net tangible book value on June 30, 2022 was approximately $43.9 million, or $3.59 per share.

After giving effect to the sale of 4,478,180 ordinary shares that we have available and authorized for issuance, at an assumed offering price of $1.94 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on October 5, 2022, and after deducting estimated offering commissions and expenses payable by us, our adjusted net tangible book value as of June 30, 2022 would have been approximately $52.1 million, or $3.11 per ordinary share. This represents an immediate decrease in net tangible book value of $0.47 per share to our existing shareholders and an immediate increase in net tangible book value of $1.17 per share to investors participating in this offering. The following table illustrates these calculations per share:

Assumed offering price per share		$1.94
Net tangible book value per share as of June 30, 2022	$3.59
Decrease per share attributable to new investors	$0.47

As-adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering		$3.11

Increase per share to new investors purchasing shares in the offering		$1.17

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase (decrease) of $1.00 per share in the assumed offering price, after giving effect to the sale of 4,478,180 ordinary shares sold at that price, would result in an increase (decrease) of adjusted net tangible book value per share after the offering by $0.26 per share and in an increase (decrease) of the per share effect to new investors purchasing shares in this offering by $0.74 per share, after deducting estimated offering commissions and expenses payable by us. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus.

The above discussion and table are based on 12,233,374 shares outstanding as of June 30, 2022 and exclude as of such date:

•	1,221,095 ordinary shares issuable upon the exercise of share options to purchase ordinary shares as of June 30, 2022, at a weighted average exercise price of $26.78 per ordinary share;

•	123,521 ordinary shares issuable upon the vesting of outstanding restricted share units as of June 30, 2022;

•	19,216 additional ordinary shares available for future issuance as of June 30, 2022 under our 2018 Equity Incentive Plan;

•	174,334 additional ordinary shares available for future issuance as of June 30, 2022 under our 2021 Inducement Equity Incentive Plan;

•	480,186 ordinary shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $24.09 per ordinary share; and

•

1,252,528 ordinary shares issuable upon exchange of outstanding Exchangeable Notes, including the additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange as of June 30, 2022.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Wainwright, pursuant to which we may issue and sell from time to time ordinary shares having an aggregate offering price of not more than $16,000,000 through Wainwright as our sales agent. In no event will we sell, pursuant to the registration statement of which this prospectus forms a part, more ordinary shares than we have available and authorized for issuance. Sales of the ordinary shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of ordinary shares on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer our ordinary shares at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Upon receipt of a sales notice from us, and subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the ordinary shares requested to be sold by us. We or Wainwright may suspend the offering of the ordinary shares being made through Wainwright under the sales agreement upon proper notice to the other party.

Settlement for sales of ordinary shares will occur on the second business day or such shorter settlement cycle as may be in effect under Rule 15c6-1 promulgated under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our ordinary shares pursuant to the sales agreement, a commission of up to 3.0% of the gross proceeds from each sale of ordinary shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $35,000 in the aggregate, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Wainwright under the terms of the sales agreement, will be approximately $225,000. We will report at least quarterly the number of ordinary shares sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of ordinary shares.

In connection with the sale of ordinary shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the sales agreement will terminate upon the earlier of the sale of all of our ordinary shares provided for in this prospectus or termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This prospectus and the accompanying prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus and the accompanying prospectus electronically.

MATERIAL TAX CONSEQUENCES

Material Irish Tax Consequences

The following is a summary of the material Irish tax consequences for certain beneficial holders of our ordinary shares. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of our ordinary shares should consult their own tax advisors about the Irish tax consequences (and the tax consequences under the laws of other relevant jurisdictions) of this offering, including the acquisition, ownership and disposal of our ordinary shares. The summary applies only to shareholders who will own our ordinary shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired our ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland). Such persons may be subject to special rules.

Tax on Chargeable Gains

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%. A disposal of our ordinary shares by a shareholder who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such shares are used, held or acquired for the purposes of a trade or business carried on by such shareholder through a branch or agency in Ireland.

A holder of our ordinary shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of our ordinary shares during the period in which such individual is non-resident.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

Shares Held Through DTC

A transfer of our ordinary shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. On the basis that most of our ordinary shares are expected to be held through DTC, it is anticipated that most transfers of our ordinary shares will be exempt from Irish stamp duty.

Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of our ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

•there is no change in the beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Withholding Tax on Dividends

As noted elsewhere in this prospectus, we do not expect to pay dividends for the foreseeable future. To the extent that we do make dividend payments (or other returns to shareholders that are treated as “distributions” for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, which is referred to in this prospectus as DWT, currently at a rate of 25%.

For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.

General Exemptions

The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.

Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:

•

a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (Relevant Territories for DWT purposes include the following: Albania, Armenia, Australia, Austria, Bahrain, Belarus, Belgium, Bosnia & Herzegovina, Botswana, Bulgaria, Canada, Chile, China, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Greece, Hong Kong, Hungary, Iceland, India, Israel, Italy, Japan, Kazakhstan, Kenya, Korea, Kosovo, Kuwait, Latvia, Lithuania, Luxembourg, Macedonia, Malaysia, Malta, Mexico, Moldova, Montenegro, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Poland, Portugal, Qatar, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovak Republic, Slovenia, South Africa, Spain, Sweden, Switzerland, Thailand, The Republic Of Turkey, Ukraine, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zambia);

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•

a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above, we have received from the shareholder, where required, the relevant DWT Form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Income Tax on Dividends Paid on our Ordinary Shares

Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend received from us. An exception to this position may apply where such shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

Capital Acquisitions Tax

Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of our ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ordinary shares are regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax free threshold is dependent upon (i) the relationship between the donor and the donee, and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES IN IRELAND, INCLUDING THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES.

Material U.S. Tax Consequences

Introduction

This section describes the material U.S. federal income tax consequences under current U.S. federal tax law of the acquisition, ownership and disposition of our ordinary shares by U.S. holders (as defined below). It applies to you only if you acquire your ordinary shares in this offering and hold those securities as capital assets within the meaning of the U.S. federal tax laws (generally, property held for investment), and the discussion below assumes this to be the case. This section does not purport to be a comprehensive description of all tax considerations that may be relevant in light of a U.S. holder’s particular circumstances, including any state, foreign or local tax considerations, any U.S. federal gift, estate or generation skipping transfer tax considerations and tax consequences applicable to special classes of U.S. holders, including:

•	financial institutions;

•	brokers or dealers in securities, or traders in securities who use a mark to market method of tax accounting;

•	real estate investment trusts or regulated investment companies;

•	tax-exempt entities including pension plans, “individual retirement accounts” or “Roth IRAs”;

•	life insurance companies;

•	persons liable for alternative minimum tax;

•	persons that hold our ordinary shares as part of a straddle, wash sale, notional principal contract, conversion transaction or integrated transaction;

•	persons that hold our ordinary shares in, through or for the account of a “qualified business unit,” “disregarded entity” or branch of those persons situated outside the United States;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that hold (directly, indirectly or constructively) in the aggregate 10% or more of our outstanding shares (measured by either voting power or value);

•	except as specifically described below, entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including beneficial owners of such entities;

•	persons who acquire our ordinary shares, pursuant to the exercise of an employee stock option or otherwise as compensation for services; or

•	U.S. holders whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our ordinary shares, or that any such contrary position would not be sustained by a court. You should consult a competent tax advisor with respect to the U.S. federal, state and local tax consequences to you of acquiring, holding and disposing of ordinary shares.

You are a U.S. holder if you are a beneficial owner of our ordinary shares and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation, (1) created or organized in or under the laws of the United States, any state therein or the District of Columbia, or (2) treated as such under the Code;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity classified as a partnership for U S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax treatment of a partner in that partnership with respect to its holdings of our ordinary shares generally will depend upon the status of the partner and the activities of the partnership.

Ownership and Disposition of our Ordinary Shares

Taxation of Dividends

As described above, we have never paid and do not expect to pay cash dividends. If we were to make current distributions in respect of our ordinary shares, under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. However, because we do not expect to calculate our earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend. If you are a non-corporate U.S. holder, with some exceptions dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold your ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. If we were determined to be a PFIC during either a given taxable year or the preceding taxable year, dividends paid by us during the later taxable year would not be qualified dividend income and, therefore, would be ineligible for the preferential rates described above; instead, any such dividend would be subject to tax at the rates applicable to ordinary income. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other corporations.

The amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made, determined at the spot rate on the date the dividend distribution is includable in your income, regardless of whether the payment is in fact converted into U.S. dollars. You must include any Irish tax withheld from the dividend payment in this amount, even though you will not in fact receive the amount of that tax. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rates applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Distributions (or portions thereof) from corporations demonstrated to be in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the receiving shareholder’s basis in its shares and thereafter as capital gain. However, as noted above, because we do not expect to calculate our earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend.

Dividends generally will be income from sources outside the United States for foreign tax credit limitation purposes. Dividends will, depending on your circumstances, generally be either passive category income or general category income for purposes of computing the foreign tax credit allowable to you. Subject to certain limitations, any Irish tax withheld and paid over to Ireland will be creditable or deductible (at your option) against your U.S. federal income tax liability. However, no foreign tax credit would be allowed if you qualified for an exemption from Irish withholding tax, as described more fully above in “—Material Irish Tax Consequences—General Exemptions.”

Taxation of Capital Gains

Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares.

Capital gains of a non-corporate U.S. holder generally are taxed at preferential rates where the property is held for more than one year. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

Special rules apply to U.S. holders who hold shares in a foreign corporation that is treated as a PFIC for U.S. federal income tax purposes. The determination of whether a foreign corporation is a PFIC is primarily factual and cannot be made definitively until after the close of the tax year. We do not expect to be a PFIC for the taxable year ending December 31, 2022, but this conclusion is not free from doubt as described more fully in the “Risk Factors” section of this prospectus under the caption “There can be no assurance that we will not be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors.”

If we were to be treated as a PFIC for any taxable year, and you are a U.S. holder that did not make either election described below, you would be subject to special (default) rules with respect to: (1) any gain realized on the sale or other disposition of our ordinary shares and (2) any “excess distribution” that we make to you (generally, any distribution during a single taxable year that, when added to all other distributions made during that year, is greater than 125 percent of the average annual distribution received in respect of your ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares).

Under these default rules: (1) the gain or excess distribution will be allocated ratably over the applicable holding period for the ordinary shares, (2) the amount allocated to the taxable year in which you realize the gain or excess distribution will be taxed as ordinary income, (3) the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and (4) the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

Your actual or deemed holdings of our ordinary shares will be treated as holdings of shares in a PFIC if we were a PFIC at any time during your holding period for our ordinary shares, even if we are not currently a PFIC.

If you own ordinary shares in a PFIC that are treated as “marketable stock,” you may make a mark-to-market election. If you make a valid and timely mark-to-market election, you will not be subject to the default PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares at the end of the taxable year over your adjusted basis in your ordinary shares. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to long-term capital gains. You will also be allowed to claim an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in your ordinary shares will be adjusted to reflect any such income included or loss claimed.

Alternatively, if you own ordinary shares in a PFIC, you may make a “qualified electing fund,” or QEF, election. If you make a valid and timely QEF election and we provide certain required information to you, you will not be subject to the default PFIC rules described above with respect to those ordinary shares. Instead, for each taxable year to which such an election applies, you will be subject to U.S. federal income tax on your pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts are actually distributed to you in that year or any later year. However, we do not expect to provide U.S. Holders with the information necessary to make a valid QEF election, and U.S. Holders should therefore assume that a QEF election will not be available.

In addition, notwithstanding any election you make with regard to the ordinary shares and as noted above, dividends that you receive from us would not constitute qualified dividend income to you if we were a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income; instead, such dividends are subject to tax at rates applicable to ordinary income. In addition, as noted above, because we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend.

If you own our ordinary shares during any year that we are a PFIC, you generally will be required to file an Internal Revenue Service, or IRS, Form 8621.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8 percent tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities.

Backup Withholding and Information Reporting

If you are a non-corporate U.S. holder, information reporting generally will apply to:

•	dividend payments or other taxable distributions made to you within the United States, and

•	the payment of proceeds to you from the sale of our ordinary shares effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of our ordinary shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding unless:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

except if the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of our ordinary shares effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. tax purposes,

•

an individual or entity that is not a U.S. person and 50 percent or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•

a foreign partnership, if at any time during its tax year (1) one or more of its partners are “U.S. persons”, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES, INCLUDING THE EFFECT OF ANY APPLICABLE INCOME TAX TREATY, SUCH AS THE TAX TREATY BETWEEN THE UNITED STATES AND IRELAND.

LEGAL MATTERS

Legal matters of U.S. federal law and New York State law in connection with this offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Certain legal matters with respect to Irish law in connection with the validity of the securities in respect of which this prospectus is being delivered and other legal matters will be passed upon for us by A&L Goodbody LLP, Dublin, Ireland. Wainwright is being represented in connection with this offering by Ellenoff Grossman and Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Iterum Therapeutics plc as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.iterumtx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to those publicly available documents. Any information that we incorporate by reference in this prospectus is considered to be part of this prospectus Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 001-39247) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial filing of the registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 28, 2022;

•

the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive Proxy Statement for our 2022 Annual General Meeting of Shareholders, as filed with the SEC on April 25, 2022;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, as filed with the SEC on May 13, 2022;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, as filed with the SEC on August 12, 2022;

•	our Current Reports on Form 8-K as filed with the SEC on June 16, 2022, July 8, 2022, July 11, 2022, July 28, 2022, August 19, 2022, and September 19, 2022; and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A as filed with the SEC on May 22, 2018, as the description therein has been updated and superseded by the description of our share capital contained in Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 12, 2021, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Iterum Therapeutics plc

Attention: Investor Relations

Fitzwilliam Court, 1st Floor

Leeson Close,

Dublin 2,

Ireland

+353 1 6694820

Up to $16,000,000

Ordinary Shares

(not to exceed 4,478,180 Ordinary Shares)

PROSPECTUS

H.C. Wainwright & Co.

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$11,020
FINRA filing fee	15,500
Printing and engraving	*
Accounting services	*
Legal fees of registrant’s counsel	*
Transfer agent’s, trustee’s and depositary’s fees and expenses	*
Miscellaneous	*
Total	$ *

*

These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Irish Companies Act and our Articles of Association.

To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its Articles of Association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Act.

Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We have also entered into indemnification agreements with each of our directors and executive officers.  In addition, our subsidiary, Iterum Therapeutics US Limited, has entered into an indemnification agreement with each of our directors and executive officers.  These agreements, among other things, require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or executive officer.

We are permitted under our Articles of Association and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.  Additionally, we and certain of our subsidiaries have entered into agreements to indemnify our directors and our executive officers to the maximum extent allowed under applicable law. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as our director or executive officer.

Item 16.  Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	At the Market Offering Agreement by and between Registrant and H.C. Wainwright & Co., LLC, dated as of October 7, 2022
4.1

Amended and Restated Constitution of Iterum Therapeutics plc (incorporated by reference to Exhibit 3.1 to Iterum Therapeutic plc's Current Report on Form 8-K, filed on August 19, 2022) (File No. 001-38503)

4.2	Form of Senior Indenture
4.3	Form of Subordinated Indenture
4.4	Form of Senior Note
4.5	Form of Subordinated Note
4.6*	Form of Warrant Agreement
4.7*	Form of Unit Agreement
4.8*	Form of Subscription Rights Agreement
4.9*	Form of Purchase Contract
5.1	Opinion of A&L Goodbody
23.1	Consent of KPMG, independent registered public accounting firm for Iterum Therapeutics plc
23.2	Consent of A&L Goodbody (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages to the Registration Statement)
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture
107	Filing Fee Table

*To be filed by amendment or by a Current Report on Form 8-K.

**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof;  provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act:
(i)

the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the

Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on October 7, 2022.

ITERUM THERAPEUTICS PLC

By:	/s/ Corey N. Fishman
Name: Corey N. Fishman
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Corey N. Fishman and Judith M. Matthews, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, including post-effective amendments, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with this registration statement, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corey N. Fishman	Chief Executive Officer and Director	October 7, 2022
Corey N. Fishman	(Principal Executive Officer)

/s/ Judith M. Matthews	Chief Financial Officer	October 7, 2022
Judith M. Matthews	(Principal Financial and Accounting Officer)

/s/ Brenton K. Ahrens	Chairman of the Board of Directors	October 7, 2022
Brenton K. Ahrens

/s/ Mark Chin	Director	October 7, 2022
Mark Chin

/s/ Michael W. Dunne	Director	October 7, 2022
Michael W. Dunne

/s/ Beth P. Hecht	Director	October 7, 2022
Beth P. Hecht

/s/ Ronald M. Hunt	Director	October 7, 2022
Ronald M. Hunt

/s/ David G. Kelly	Director	October 7, 2022
David G. Kelly